POWER OF ATTORNEY



This will confirm for the Securities and Exchange
Commission that the undersigned, Kellie Rychwalski, authorizes and designates David M. Meadows, Secretary of BCSB Bankcorp, Inc., to sign and file Form 4 and 5 on my behalf as to any such forms filed on and after January 5, 2004.

Executed this 7th day of January, 2004,
at Baltimore, Maryland.

/s/ Kellie Rychwalski
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Name: Kellie Rychwalski